UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 25, 2011, Park Sterling Corporation (the “Registrant”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.
Proposal 1: The Registrant’s shareholders elected the following seven nominees as directors, to serve for terms expiring at the Company’s Annual Meeting of Shareholders in the year indicated below or until their earlier resignation or retirement or until a successor is elected and qualifies to serve.
Term Expiring at the Annual Meeting of Shareholders Held in 2012:

Name	For	Withheld	Broker-Non-Votes
James C. Cherry	18,657,562	27,400	3,924,140
Thomas B. Henson	18,658,062	26,900	3,924,140
Term Expiring at the Annual Meeting of Shareholders Held in 2013:

Name	For	Withheld	Broker-Non-Votes
Leslie M. (Bud) Baker, Jr.	18,659,281	25,681	3,924,140
Larry W. Carroll	18,664,112	20,850	3,924,140
Term Expiring at the Annual Meeting of Shareholders Held in 2014:

Name	For	Withheld	Broker-Non-Votes
Walter C. Ayers	10,994,622	7,690,340	3,924,140
Jean E. Davis	18,664,112	20,850	3,924,140
Jeffrey S. Kane	18,660,212	24,750	3,924,140
Proposal 2: The Registrant’s shareholders voted to ratify the appointment of Dixon Hughes Goodman LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstentions	Broker-Non-Votes
21,902,729	694,592	11,781	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2011

PARK STERLING CORPORATION
By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer